                             SUBSCRIPTION AGREEMENT

         This Subscription Agreement (the "Agreement"), dated July 25, 1996 is entered into by and between Shaman Pharmaceuticals, Inc., a Delaware corporation ("Shaman"), and Fletcher International Limited, a company organized under the laws of the Cayman Islands ("Fletcher").

         Unless otherwise defined herein, capitalized terms used herein and not defined herein shall have the meanings given to them in Regulation S ("Regulation S") under the Securities Act of 1933, as amended (the "Securities Act").

         The parties hereto agree as follows:

         1. Purchases and Sale. In consideration of and upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth in this Agreement:

              a. Series A Preferred Stock. Shaman agrees to sell to Fletcher, and Fletcher agrees to purchase from Shaman, on the Closing Date specified in Section 2 hereof, 400,000 newly issued shares of its Series A Preferred Stock, par value $0.001 per share, of Shaman (the "Preferred Shares"), at a price per share equal to $8.147. As used herein, the term "Trading Day" means any day on which Shaman's Common Stock, par value $0.001 per share (the "Common Stock") is quoted on the National Association of Securities Dealers Automated Quotation ("NASDAQ") System.

              b. Put Options. Fletcher agrees to grant to Shaman on the Closing Date specified in Section 2 hereof, six put options having the terms set forth in Annex A hereto (each a "Put Option").

              c. Warrant. Shaman agrees to sell to Fletcher, and Fletcher agrees to purchase from Shaman, on the Closing Date specified in
         Section 2 hereof, a warrant having the terms set forth in Annex B hereto (the "Warrant") to purchase an aggregate of 550,000 shares of Common Stock which, in accordance with the terms and conditions of this Agreement, will be freely tradable. The shares of Common Stock issuable pursuant to the Warrant are referred to herein as the "Warrant Shares."

         2.   Closing. The delivery of the Preferred Shares referred to in
Section 1(a) and the Warrant referred to in Section 1(c) and payment therefor (the "Closing") shall take place at 3:00 p.m. (New York time) on July 26, 1996, or at such other date and time as Fletcher and Shaman may agree in writing (such date and time being referred to herein as the "Closing Date").

         At the Closing, the following deliveries shall be made:

              a. Preferred Shares. Shaman shall deliver the certificate or certificates representing the Preferred Shares referred to in Section 1(a) to Fletcher, at such address as shall be specified by Fletcher, duly registered in the name of Fletcher.

              b. Warrant. Shaman shall deliver the certificate or certificates representing the Warrant to Fletcher. Such certificates shall be substantially in the form attached hereto as Annex B hereto.

              c. Officers' Certificate. Shaman shall deliver the officers' certificate required by Section 7(a).

              d. Legal Opinions. The legal opinions required by Sections 7(b) and 8(b) shall be delivered to Fletcher and Shaman, respectively.

              e. Payment. Payment of the Preferred Stock Purchase Price shall be made by Fletcher by New York Clearing House (next day) funds to the following Shaman account (subject to customary settlement procedures):

                   Client Account No. 449-15852-14025
                   Subaccount of Smith Barney Account No. 066-198-038 Chemical Bank (ABA No. 021000128).

         The foregoing deliveries shall be deemed to occur simultaneously as part of a single transaction, and no delivery shall be deemed to have been made until all such deliveries have been made.

         3. Representations and Warranties of Shaman. Shaman hereby represents and warrants to Fletcher on the date hereof, on the Closing Date, on the date any Preferred Share is converted (each a "Preferred Share Conversion Date"), on each Put Option Exercise Date (as defined in Annex A hereto) and on each Warrant Exercise Date (as defined in Annex B hereto) as follows:

              a. Shaman has been duly incorporated and is validly existing in good standing under the laws of Delaware.

              b. This Agreement has been duly authorized, executed and delivered by Shaman and, when duly authorized, executed and delivered by Fletcher, will be a valid and binding agreement enforceable against Shaman in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.


                                       2.

              c. Shaman has full corporate power and authority necessary to enter into this Agreement and to perform its obligations hereunder.

              d. No consent, approval, authorization or order of any court, governmental agency or other body is required for execution by Shaman of this Agreement or the performance by Shaman of any of its obligations hereunder.

              e. Neither the execution by Shaman of this Agreement nor the performance by Shaman of any of its obligations hereunder will:

                   (1) violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the Restated Certificate of Incorporation, by-laws or any other constitutive document of Shaman or any of its affiliates,
         (B) any decree, judgment, order, law, treaty, rule, regulation or determination of which Shaman is aware (after due inquiry) of any court, governmental agency or body, or arbitrator having jurisdiction over Shaman or any of its affiliates or any of their respective properties or assets, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which Shaman or any of its affiliates is a party, by which Shaman or any of its affiliates is bound, or to which any of the properties or assets of Shaman or any of its affiliates is subject, or
         (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which Shaman or any of its affiliates is a party; or

                   (2) result in the creation or imposition of any lien, charge or encumbrance upon (A) any Preferred Share, the Warrant or any Common Stock or (B) any of the properties or assets of Shaman or any of its affiliates.

              f. When issued to Fletcher against payment therefor in accordance with the terms of this Agreement, any Preferred Share, any Put Option or the Warrant, each share of Common Stock:

                   (1) will have been duly and validly authorized, duly and validly issued, fully paid and non-assessable;

                   (2) will be free and clear of any security interests, liens, claims or other encumbrances; and

                   (3) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of Shaman.


                                       3.

         g. When any share of Common Stock is issued to Fletcher pursuant to the terms of this Agreement, any Preferred Share, any Put Option or the Warrant, the Common Stock will be quoted on NASDAQ or listed and registered on a national securities exchange (as defined in the United States Securities Exchange Act of 1934, as amended (the "Exchange Act")).

         h.   Shaman is a Reporting Issuer within the meaning of Regulation S.

         i. There is no pending or, to the best knowledge of Shaman, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over Shaman or any of its affiliates that would materially affect the execution by Shaman of, or the performance by Shaman of its obligations under, this Agreement, provided, however, that the representations and warranties contained in this Section 3(i) shall not apply to any action, threatened action, suit, proceeding or investigation initiated by Fletcher and shall not be required to be given in respect of any Preferred Share Conversion Date or Warrant Exercise Date.

         j. None of Shaman's filings with the United States Securities and Exchange Commission (the "S.E.C.") under the Securities Act or under Section 13(a) or 15(d) of the Exchange Act (each, an "SEC Filing"), or press releases material to the business of Shaman as a whole, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

         k. Since the date of Shaman's most recent SEC Filing, there has not been, and Shaman is not aware of any development that might result in, any material adverse change in the condition, financial or otherwise, or in the business affairs or business prospects of Shaman, whether or not arising in the ordinary course of business, except as disclosed in such SEC Filing, provided, however, that the representations and warranties contained in this Section 3(k) shall not be required to be given in respect of any Preferred Share Conversion Date or Warrant Exercise Date.

         l. The offer and sale of the Preferred Shares, the Common Stock, the Warrant and the Warrant Shares to Fletcher pursuant to this Agreement will, subject to compliance by Fletcher with the applicable representations and warranties contained in Section 4 hereof and with the applicable covenants and agreements contained in Section 6 hereof, be made in accordance with the provisions and requirements of Regulation S and any applicable state law.

         m. Neither Shaman nor any of its affiliates nor any person acting on its or their behalf has engaged or will engage in any Directed Selling Efforts with respect to the Preferred Shares, the Common Stock, the Warrant or the Warrant Shares, and all such persons understand and have complied and will otherwise comply with the requirements of Regulation S.


                                       4.

         n. The transactions contemplated by this Agreement are not part of a plan or scheme on the part of Shaman, any of its affiliates or any person acting on its or their behalf to evade the registration provisions of the Securities Act.

         o. Shaman has not issued, and after the Closing Date will not issue, any stop transfer order or other order impeding the sale and delivery of the Preferred Shares, the Common Stock, the Warrant or the Warrant Shares issuable hereunder except for a stop order restricting the sale of any of the foregoing securities to any person in the United States or to or for the account or benefit of any U.S. Person during an applicable Restricted Period. Notwithstanding the foregoing provision, Shaman shall place the following legend on the certificate representing any security issued hereunder prior to the expiration of the Restricted Period (as defined herein) applicable to such security:

         The securities represented by this certificate were issued on July 26, 1996 (the "Original Issue Date") pursuant to the Subscription Agreement dated July 25, 1996 between Shaman Pharmaceuticals, Inc. ("Shaman") and Fletcher International Limited. The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and have been sold in reliance on the exemption from registration provided by Regulation S under the Securities Act ("Regulation S"). Prior to the expiration of a 40-day restricted period beginning on the Original Issue Date (the "Restricted Period"), the securities represented by this certificate may not be offered or sold, directly or indirectly, within the United States (as defined in Regulation S under the Act), to a U.S. Person (as defined in Regulation S under the Act) or for the account or benefit of a U.S. Person. Neither Shaman Pharmaceuticals, Inc. nor its transfer agent shall be obligated to remove this legend unless it shall have received an opinion of counsel stating that such removal complies with the requirements of Regulation S (under the Act).

provided, however, that as used in this Agreement and as reflected in such legend, the term "Restricted Period," with respect to any security, shall mean the Restricted Period then applicable to such security pursuant to Regulation S (or any applicable successor thereto).

         p. Neither Shaman nor any of its affiliates has offered to sell or sold any Common Stock or any securities convertible or exchangeable into or exercisable for Common Stock in reliance upon Regulation S at any time during the past 12 months; and there are no outstanding convertible or exchangeable securities that have been offered or sold in reliance upon Regulation S, except, in each case the Warrant and the Preferred Shares sold pursuant hereto.


                                       5.

         q. (i) If, any time after the date hereof, the S.E.C. has reinterpreted Regulation S or has promulgated, or the United States Congress has legislated, a successor or revision to Regulation S, and such reinterpretation, successor provision or revision imposes a Restricted Period applicable to any security issued or issuable hereunder that is greater than that in effect on the date of this Agreement, or would materially impair the ability of Fletcher or any of its affiliates (as defined in Rule 144(a) under the Securities Act) to offer, sell or otherwise dispose of any such security pursuant to Regulation S as contemplated hereby, or requires any such offer, sale or other disposition to be registered under the Securities Act, then upon the written request of Fletcher (a "Registration Request"), Shaman shall, as promptly as practicable thereafter and at its own expense, file a registration statement (the "Registration Statement") under the Securities Act covering the sale or resale of all such securities (each a "Covered Security"); provided, however, that in no event shall Shaman be required to file a Registration Statement or otherwise comply with a Registration Request to the extent that such reinterpretation, successor provision or revision imposes limitations on the offer, sale or other disposition of any Covered Security by Fletcher pursuant to Regulation S solely as a result of Fletcher's hedging or selling short such Covered Security or engaging in any other activity the effect of which is to decrease or limit Fletcher's investment risk with respect to such Covered Security in violation of such reinterpretation, successor provision or revision. Prior to the effectiveness of such Registration Statement, Shaman shall not be entitled to exercise any Put Option under this Agreement. Upon the effectiveness of such Registration Statement (A) Shaman shall issue such securities to Fletcher in accordance with the terms hereof, (B) the provisions of Sections 3(l), (m) and
(o), 4(e), (f), (g), (h), (i) and (j), 5(a), (b), (c) and (d), 6(a)
(collectively, the "Specified Provisions"), 7(a) and (b) (to the extent applicable to the Specified Provisions), 8(b), (c) and (d) (to the extent applicable to the Specified Provisions) shall thereafter be of no force and effect with respect to the issuance of such Covered Securities and (C) the provision that not more than one Put Option shall be exercisable within any six-month period shall be of no further force and effect, and with respect to any Put Options outstanding at that time, not more than one such Put Option shall be exercisable within any 50 Trading Day period and no such Put Option shall be exercisable to the extent that (i) the number of shares of Common Stock issuable to Fletcher pursuant to such Put Option plus (ii) the number of shares of Common Stock issued to Fletcher during the immediately preceding 365 days pursuant to any Put Option plus (iii) the total number of shares of Common Stock issuable to Fletcher pursuant to the Preferred Shares (whether or not such Preferred Shares have been converted) plus (iv) the total number of Warrant Shares issuable to Fletcher pursuant to the Agreement (whether or not such Warrant Shares have then been issued), would equal or exceed 10% of the number of shares of Common Stock outstanding on the relevant Put Option Exercise Date (including common stock issuable under (iii) or (iv) above), provided, however, that, if such Registration Statement has not been declared effective before the 180th day following the date of such Registration Request, then (X) any Put Options outstanding under this Agreement shall immediately expire and shall not thereafter be exercisable, and Fletcher shall have no further liability whatsoever with respect thereto


                                       6.

and (Y) Shaman shall use its best efforts to cause such Registration Statement to become effective as promptly as practicable in respect of any outstanding portion of the securities the sale or resale of which is required to be so registered.

              (ii) In the case of the registration effected by Shaman pursuant to this Section 3(q) registration provisions, Shaman will use its best efforts to: (i) keep such registration effective until the earlier of (A) the third anniversary of the issuance of each Covered Security, (B) such date as all of the Covered Securities have been sold by Fletcher or (C) such time as all of the Covered Securities held by Fletcher can be sold by Fletcher or any of its affiliates (within the meaning of Rule 144(a) under the Securities Act) within a given three-month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144 under the Securities Act ("Rule 144"); (ii) prepare and file with the S.E.C. such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement (as so amended and supplemented from time to time, the "Prospectus") as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Covered Securities by Fletcher or any of its affiliates (within the meaning of Rule 144(a) under the Securities Act); (iii) furnish such number of Prospectuses and other documents incident thereto, including any amendment of or supplement to the Prospectus, as Fletcher from time to time may reasonably request; (iv) cause all Covered Securities that are Common Stock to be listed on each securities exchange and quoted on each quotation service on which similar securities issued by Shaman are then listed or quoted; (v) provide a transfer agent and registrar for all Covered Securities and a CUSIP number for all Covered Securities; (vi) otherwise use its best efforts to comply with all applicable rules and regulations of the S.E.C.; and (vii) file the documents required of Shaman and otherwise use its best efforts to obtain and maintain requisite blue sky clearance in (A) all jurisdictions in which any of the Covered Securities are originally sold and (B) all other states specified in writing by Fletcher, provided as to clause (B), however, that Shaman shall not be required to qualify to do business or consent to service of process in any state in which it is not now so qualified or has not so consented.

              (iii) Shaman shall furnish to Fletcher upon request a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary in order to facilitate the public sale or other disposition of all or any of the Covered Securities by Fletcher or any of its affiliates (within the meaning of Rule 144(a) under the Securities Act); pursuant to the Registration Statement.

              (iv) With a view to making available to Fletcher and its affiliates (within the meaning of Rule 144(a) under the Securities Act) the benefits of Rule 144 and Form S-3 under the Securities Act, Shaman covenants and agrees to: (i) make and keep available adequate current public information (within the meaning of Rule 144(c)) concerning Shaman, until the earlier of (A) the third anniversary of the issuance of each Covered Security of (B) such date as all of the Covered Securities shall have been resold


                                       7.

by Fletcher or any of its affiliates (within the meaning of Rule 144(a) under the Securities Act); (ii) maintain its status as a Reporting Issuer and file with the S.E.C. in a timely manner all reports and other documents required of Shaman for use of Form S-3; and (iii) furnish to Fletcher upon request, as long as Fletcher owns any Covered Securities (A) a written statement by Shaman that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of Shaman, and (C) such other information as may be reasonably requested in order to avail Fletcher and its affiliates (within the meaning of Rule 144(a) under the Securities Act) of Rule 144 or Form S-3 with respect to such Covered Securities.

              (v) Notwithstanding anything else in this Section 3(q), if, at any time during which a Prospectus is required to be delivered in connection with the sale of any Covered Securities, Shaman determines in good faith that a development has occurred or a condition exists as a result of which the Registration Statement or the Prospectus contains a material misstatement or omission, Shaman will immediately notify Fletcher thereof by telephone and in writing. Upon receipt of such notification, Fletcher and its affiliates (within the meaning of Rule 144(a) under the Securities Act) will immediately suspend all offers and sales of any Covered Securities pursuant to the Registration Statement. In such event, Shaman will amend or supplement the Registration Statement as promptly as practicable and will take such other steps as may be required to permit sales of the Covered Securities thereunder by Fletcher and its affiliates (within the meaning of Rule 144(a) under the Securities Act) in accordance with applicable federal and state securities laws. Shaman will promptly notify Fletcher after it has determined in good faith that such sales have become permissible in such manner and will promptly deliver copies of the Registration Statement and the Prospectus (as so amended or supplemented) to Fletcher in accordance with paragraph (ii) of this Section 3(q). Notwithstanding the foregoing, (A) under no circumstances shall Shaman be entitled to exercise its right to suspend sales of any Covered Securities pursuant to the Registration Statement more than two times in any twelve-month period, (B) the period during which such sales may be suspended (each a "Blackout Period") shall not exceed thirty days and (C) no Blackout Period may commence less than 30 days after the end of the preceding Blackout Period.

              Upon the commencement of a Blackout Period pursuant to this
Section 3(q), Fletcher will immediately notify Shaman of any contracts to sell any Covered Securities (each a "Sales Contract") that Fletcher or any of its affiliates (within the meaning of Rule 144(a) under the Securities Act) has entered into prior to the commencement of such Blackout Period and that would require delivery of such Covered Securities during such Blackout Period, which notice will contain the aggregate sale price and volume of Covered Securities pursuant to such Sales Contract. Upon receipt of such notice, Shaman will immediately notify Fletcher of its election either (i) to terminate the Blackout Period and, as promptly as practicable, amend or supplement the Registration Statement or the Prospectus in order to correct the material misstatement or omission and


                                       8.

         deliver to Fletcher copies of such amended or supplemented Registration Statement and Prospectus in accordance with paragraph (ii) of this
         Section 3(q) or (ii) to continue the Blackout Period in accordance with this paragraph. If Shaman elects to continue the Blackout Period, and Fletcher or any of its affiliates (within the meaning of Rule 144(a) under the Securities Act) is therefore unable to consummate the sale of Covered Securities pursuant to the Sales Contract (such unsold Covered Securities being hereinafter referred to herein as the "Unsold Securities"), Shaman will promptly indemnify each Fletcher Indemnified Party (as such term is defined in Section 11(a) below) against any Proceeding (as such term is defined in Section 11(a) below) that each Fletcher Indemnified Party may incur arising out of or in connection with Fletcher's breach or alleged breach of any such Sales Contract, and Shaman shall reimburse each Fletcher Indemnified Party for any reasonable costs or expenses (including reasonable legal fees) incurred by such party in investigating or defending any such Proceeding (collectively, the "Indemnification Amount"); provided, however, that each Fletcher Indemnified Party shall take all actions reasonably necessary or appropriate to mitigate such Indemnification Amount; and provided further, however, that the Indemnification Amount shall be reduced by an amount equal to the number of Unsold Securities multiplied by the difference between (x) the actual per share price received by Fletcher or any of its affiliates (within the meaning of Rule 144(a) under the Securities Act) upon the sale of the Unsold Securities (if such sale occurs within three Trading Days of the end of the Blackout Period) or the closing sale price of the Common Stock on NASDAQ or other national securities exchange on which the Common Stock is then listed on the third Trading Day after the end of the Blackout Period (if the Unsold Securities are not sold by Fletcher or any of its affiliates (within the meaning of Rule 144(a) under the Securities Act) within three Trading Days of the end of the Blackout Period), and (y) the per share sale price for the Unsold Securities provided in the Sales Contract.

              4. Representations and Warranties of Fletcher. Fletcher hereby represents and warrants to Shaman as follows:

                   a. Fletcher has been duly incorporated and is validly existing in good standing under the laws of the Cayman Islands.

                   b. This Agreement has been duly authorized, executed and delivered by Fletcher and, when duly authorized, executed and delivered by Shaman, will be a valid and binding agreement enforceable against Fletcher in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

                   c. Fletcher understands that no United States federal or state agency has passed on, reviewed or made any recommendation or endorsement of the Preferred Shares, the Common Stock, the Warrant or the Warrant Shares;


                                       9.

              d. In making the decision to purchase the Preferred Shares, the Common Stock, the Warrant and the Warrant Shares in accordance with this Agreement, Fletcher has relied solely upon independent investigations made by it and not upon any representations made by Shaman other than those made pursuant to this Agreement.

              e. Fletcher understands that the Preferred Shares, the Common Stock, the Warrant and the Warrant Shares have not been and will not be registered under the Securities Act and may not be reoffered or resold other than pursuant to such registration or an available exemption therefrom.

              f. Fletcher is not a U.S. Person and is not acquiring the Preferred Shares, the Common Stock, the Warrant or any Warrant Shares for the account or benefit of any U.S. Person, and Fletcher is not an affiliate (within the meaning of Rule 144 under the Securities Act) of Shaman.

              g. At the time the buy orders for the Preferred Shares and the Warrant (and any Common Stock and Warrant Shares issued during the applicable Restricted Period) were originated, Fletcher was located outside the United States.

              h. Neither Fletcher nor any of its affiliates nor anyone acting on its or their behalf has engaged or will engage in any Directed Selling Efforts with respect to the Preferred Shares, the Common Stock, the Warrant or any Warrant Shares, and all such persons understand and have complied and will otherwise comply with the requirements of Regulation S.

              i.   Fletcher:

                   (1) will not, during the Restricted Period applicable to the Preferred Shares, the Common Stock, the Warrant and the Warrant Shares, offer or sell any of the foregoing securities (or create or maintain any derivative position equivalent thereto) in the United States, to or for the account or benefit of a U.S. Person or other than in accordance with Regulation S; and

                   (2) will, after the expiration of the applicable Restricted Period, offer, sell, pledge or otherwise transfer the Preferred Shares, the Common Stock, the Warrant or any Warrant Shares (or create or maintain any derivative position equivalent thereto) only pursuant to registration under the Securities Act or an available exemption therefrom and, in any case, in accordance with applicable state securities laws.

              j. Fletcher is purchasing the Preferred Shares, the Warrant and the Warrant Shares for its own account, for the purpose of investment and not with a view to a distribution thereof.


                                       10.

              k. The transactions contemplated by this Agreement are not part of a plan or scheme on the part of Fletcher, any of its affiliates or any person acting on its or their behalf to evade the registration requirements of the Securities Act.

         5. Covenants of Shaman. Shaman covenants and agrees with Fletcher as follows:

              a. For so long as any Preferred Share is outstanding or any of the Put Options have not been exercised or any portion of the Warrant remains outstanding, and in either case for a period of 40 days thereafter, Shaman will continue to be a Reporting Issuer within the meaning of Regulation S and will maintain the eligibility of the Common Stock for quotation on NASDAQ or listing on a national securities exchange (as defined in the Exchange Act).

              b. For so long as any Preferred Share is outstanding or any of the Put Options have not been exercised or any portion of the Warrant remains outstanding, and in either case for a period of six months thereafter, Shaman will not offer or sell any Common Stock or any securities convertible into or exchangeable into Common Stock in reliance upon Regulation S.

              c. For so long as any Preferred Share is outstanding or any of the Put Options have not been exercised or any portion of the Warrant remains outstanding, and in either case for a period of 40 days thereafter, neither Shaman nor any of its affiliates nor any person acting on its or their behalf will engage in any Directed Selling Efforts with respect to the Preferred Shares, the Common Stock, the Warrant or Warrant Shares.

              d. For so long as any Preferred Share is outstanding or any of the Put Options have not been exercised or any portion of the Warrant remains outstanding, and in either case for a period of 40 days thereafter, Shaman will ensure that all applicable Offering Restrictions with respect to the Preferred Shares, the Common Stock, the Warrant and the Warrant Shares are thoroughly complied with and satisfied.

              e. Beginning on the date hereof and for so long as any Preferred Share is outstanding or any of the Put Options have not been exercised or any portion of the Warrant remains outstanding, and in either case for a period of 40 days thereafter, Shaman will promptly notify Fletcher if (i) any event shall have occurred as a result of which any SEC Filing would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or
      (ii) there is any public disclosure of material information regarding Shaman or its financial condition prospects or results of operation.

              f. At any time after the expiration of any Restricted Period with respect to the Preferred Shares, the Common Stock, the Warrant or any Warrant Shares,


                                       11.

      upon the request of Fletcher accompanied by an opinion of Rogers & Wells (or such other counsel as shall be reasonably satisfactory to Shaman and its transfer agent (if any)) to the effect that the removal of the legend referred to in Section 4(o) would then be permitted under Regulation S and that the resale of any such securities would not require registration under the Securities Act, Shaman shall, or shall cause its transfer agent (if any) to, accept from Fletcher the legended certificates representing such securities and deliver in their place unlegended certificates therefor.

              g. Shaman will comply with the terms and conditions of the Put Option and the Warrant as set forth in Annex A and Annex B hereto, respectively (as duly amended from time to time by the parties hereto), and when issued, each Preferred Share will be substantially in the form of Annex C hereto.

              h. For so long as any Preferred Share is outstanding or any of the Put Options have not been exercised or any portion of the Warrant remains outstanding, Shaman shall at all times reserve and keep available, free from pre-emptive rights, out of its authorized but unissued Common Stock, for issuance upon conversion of such Preferred Shares and exercise of such Put Options and Warrant, the maximum number of shares of Common Stock then so issuable.

         6. Covenants of Fletcher. Fletcher hereby covenants and agrees with Shaman as follows:

              a. During any Restricted Period applicable to the Preferred Shares, the Common Stock, the Warrant or the Warrant Shares, neither Fletcher nor any of its affiliates nor any person acting on its or their behalf will:

                   (1) offer or sell such Preferred Shares, Common Stock, Warrant or the Warrant Shares other than in an Offshore Transaction;

                   (2) engage in any Directed Selling Efforts with respect to such Preferred Shares, Common Stock, Warrant or Warrant Shares;

                   (3) offer or sell such Preferred Shares, Common Stock, Warrant or Warrant Shares other than: (A) in accordance with Rule 903 or Rule 904 of Regulation S; (B) pursuant to registration under the Securities Act or (C) pursuant to an available exemption therefrom; and

                   (4) offer or sell such Preferred Shares, Common Stock, Warrant or Warrant Shares to any U.S. Person or for the account or benefit of any U.S. Person.


                                       12.

         7. Conditions Precedent to Fletcher's Obligations. The obligations of Fletcher hereunder are subject to the performance by Shaman of its obligations hereunder and to the satisfaction of the following additional conditions precedent:

              a. The representations and warranties made by Shaman in this Agreement shall, unless expressly waived in writing by Fletcher, be true and correct on the date hereof, on the Closing Date, on each Preferred Share Conversion Date, on each Put Option Exercise Date (as defined in Annex A hereto) and on each Warrant Exercise Date (as defined in Annex B hereto), and Fletcher shall have received on each such date a certificate of the Chief Executive Officer and the Chief Financial Officer of Shaman dated such date and to such effect.

              b. On the Closing Date, on each Preferred Share Conversion Date, on each Put Option Exercise Date (as defined in Annex A hereto) and on each Warrant Exercise Date (as defined in Annex B hereto) Shaman shall have delivered to Fletcher an opinion of its counsel reasonably satisfactory to Fletcher, dated the date of delivery, confirming in substance the matters covered in paragraphs (a), (b), (c), (d), (e), (f),
      (g), (h) and (i) of Section 3 hereof; provided, however, that no such opinion delivered in respect of any Preferred Share Conversion Date or Warrant Exercise Date shall be required to cover the matters set forth in paragraph (i) of Section 3 hereof.

              c. On any Put Option Exercise Date, Fletcher's obligation to purchase any shares of Common Stock hereunder shall be subject to the additional condition that during the five (5) Business Days (as defined below) immediately preceding such Put Option Exercise Date, Shaman shall not have made any SEC Filing or issued any press release describing and shall not be aware of any material adverse change, or any development that might result in any material adverse changes in the condition, financial or otherwise, or in the business affairs or business prospects of Shaman, whether or not arising in the ordinary course or business; provided, however, that if on any Put Option Exercise Date such condition has not been satisfied, such Put Option Exercise Date and each subsequent Put Option Exercise Date and the Put Option Termination Date hereunder shall be postponed by five (5) Business Days for all purposes of this Subscription Agreement as if such fifth (5th) Business Day had originally been specified as such Put Option Exercise Date or Put Option Termination Date, as the case may be; and provided further, however, that if, on such fifth (5th) Business Day, such condition has not been satisfied, there shall be no further postponement of such Put Option Exercise Date.

         As used herein the term "Business Day" means any day on which banks in The City of New York are open for business.

         8. Conditions Precedent to Shaman's Obligations. The obligations of Shaman hereunder are subject to the performance by Fletcher of its obligations hereunder and to the satisfaction of the following additional conditions precedent:

                                       13.

              a. The representations and warranties made by Fletcher in this Agreement shall, unless expressly waived in writing by Shaman, be true and correct as of the date hereof, on the Closing Date, on each Preferred Share Conversion Date, on each Put Option Exercise Date and on each Warrant Exercise Date, and Shaman shall have received on each such date a certificate of the Chief Financial Officer of Fletcher dated such date and to such effect.

              b. On the Closing Date, Fletcher shall have delivered to Shaman a legal opinion of Rogers & Wells, counsel to Fletcher, dated the date of delivery stating that:

                   (i)   Fletcher is not a U.S. Person; and

                   (ii) The offer and sale of the Preferred Shares and the Warrant by Shaman to Fletcher on the Closing Date does not require registration under the Securities Act;

              c. On each Preferred Share Conversion Date, Fletcher shall have delivered to Shaman a legal opinion of Rogers & Wells, counsel to Fletcher, dated the date of delivery, stating that:

                   (i)   Fletcher is not a U.S. Person; and

                   (ii) the offer and sale of the Common Stock issuable by Shaman to Fletcher on such date does not require registration under the Securities Act.

              d. On each Warrant Exercise Date, Fletcher shall have delivered to Shaman a legal opinion of Rogers & Wells, counsel to Fletcher, dated the date of delivery, stating that:

                   (i)   Fletcher is not a U.S. Person; and

                   (ii) the offer and sale of the Warrant Shares issuable by Shaman to Fletcher on such date does not require registration under the Securities Act.

              e. On the date of any transfer by Fletcher of any Preferred Share or the Warrant or any Common Stock during the applicable Restricted Period, Fletcher shall have delivered to Shaman or its transfer agent, as the case may be, a legal opinion of Rogers & Wells, dated the date of such transfer, stating that such transfer complies with the requirements of Regulation S.

         9. Fees and Expenses. Each of Fletcher and Shaman agrees to pay its own expenses incident to the performance of its obligations hereunder, including, but not limited to, the fees, expenses and disbursements of such party's counsel.

                                       14.

         10. Non-Performance.

              a. If, on the Closing Date or any portion of the Warrant Exercise Date (as defined in Annex B hereto), Shaman shall fail to deliver the Preferred Shares, Warrant Shares or Common Stock to Fletcher required to be delivered pursuant to this Agreement for any reason other than the failure of any condition precedent to Shaman's obligations hereunder or the failure by Fletcher to comply with its obligations hereunder, then Shaman shall:

                   (1) hold Fletcher harmless against any loss, claim or damage arising from or as a result of such failure by Shaman; and

                   (2) reimburse Fletcher for all of its out-of-pocket expenses, including fees and disbursements of its counsel, incurred by Fletcher in connection with this Agreement and the transactions contemplated herein;

provided, however, that Shaman shall then be under no further liability to Fletcher except as provided in this Section 10 and Section 11 hereof.

              b. If, on the Closing Date or any Put Option Exercise Date, Fletcher shall fail to purchase the Preferred Shares, the Warrant or any Common Stock required to be purchased pursuant to this Agreement for any reason other than the failure of any condition precedent to Fletcher's obligations hereunder or the failure by Shaman to comply with its obligations hereunder, then Fletcher shall:

                   (1) hold Shaman harmless against any damage arising from or as a result of such failure by Fletcher;

                   (2) reimburse Shaman for all of its out-of-pocket expenses, including fees and disbursements of its counsel, incurred by Shaman in connection with this Agreement and the transactions contemplated herein; and

                   (3) surrender to Shaman for cancellation any portion of the Warrant not exercised prior to the date of such default by Fletcher;

provided, however, that Fletcher shall then be under no further liability to Shaman except as provided in this Section 10 and Section 11 hereof.

         11.  Indemnification.

              a. Indemnification of Fletcher. Shaman hereby agrees to indemnify Fletcher and each of its officers, directors, employees, agents and affiliates and each person that controls (within the meaning of Section 20 of the Securities Exchange Act of 1934, as amended) any of the foregoing persons (each a "Fletcher Indemnified Party")


                                       15.

      against any claim, demand, action, liability, damages, loss, cost or expense (including, without limitation, reasonable legal fees) (a "Proceeding"), that it may incur in connection with any of the transactions contemplated hereby arising out of or based upon:

                   (1) any untrue or alleged untrue statement of a material fact by Shaman or any of its affiliates or any person acting on its or their behalf or omission or alleged omission by Shaman or any of its affiliates or any person acting on its or their behalf to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading;

                   (2) any of the representations or warranties made by Shaman herein being untrue or incorrect; and

                   (3) any breach or non-performance by Shaman of any of its covenants, agreements or obligations under this Agreement;

      and Shaman hereby agrees to reimburse each Fletcher Indemnified Party for any reasonable legal or other expenses incurred by such Fletcher Indemnified Party in investigating or defending any such Proceeding;

      provided, however, that the foregoing indemnity shall not apply to any Proceeding to the extent that it arises out of or is based upon the gross negligence of Fletcher in connection therewith.

              b. Indemnification of Shaman. Fletcher hereby agrees to indemnify Shaman and each of its officers, directors, employees, agents and affiliates and each person that controls (within the meaning of Section 20 of the Securities Exchange Act of 1934, as amended) any of the foregoing persons (each a "Shaman Indemnified Party") against any Proceeding, that it may incur in connection with any of the transactions contemplated hereby arising out of or based upon:

                   (1) any untrue or alleged untrue statement of a material fact by Fletcher or any of its affiliates or any person acting on its or their behalf or omission or alleged omission by Fletcher or any of its affiliates or any person acting on its or their behalf to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading;

                   (2) any of the representations or warranties made by Fletcher herein being untrue or incorrect; and

                   (3) any breach or non-performance by Fletcher of any of its covenants, agreements or obligations under this Agreement;


                                       16.

      and Fletcher hereby agrees to reimburse each Shaman Indemnified Party for any reasonable legal or other expenses incurred by such Shaman Indemnified Party in investigating or defending any such Proceeding;

      provided, however, that the foregoing indemnity shall not apply to any Proceeding to the extent that it arises out of or is based upon the gross negligence of Shaman in connection therewith.

              c.   Conduct of Claims.

                   (1) Whenever a claim for indemnification shall arise under this Section , the party seeking indemnification (the "Indemnified Party"), shall notify the party from whom such indemnification is sought (the "Indemnifying Party") in writing of the Proceeding and the facts constituting the basis for such claim in reasonable detail;

                   (2) Upon delivery of such notice, such Indemnified Party shall have a duty to take all reasonable steps to mitigate any losses, liabilities, costs, charges and expenses relating to any such Proceeding;

                   (3) Such Indemnifying Party shall have the right to retain the counsel of its choice in connection with such Proceeding and to participate at its own expense in the defense of any such Proceeding; provided, however, that counsel to the Indemnifying Party shall not (except with the consent of the relevant Indemnified Party) also be counsel to such Indemnified Party. In no event shall the Indemnifying Party be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; and

                   (4) No Indemnifying Party shall, without the prior written consent to the Indemnified Parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Section unless such settlement, compromise or consent
         (A) includes an unconditional release of each Indemnified Party from all liability arising out of such litigation, investigation, proceeding or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

         12. Survival of the Representations, Warranties, etc. The respective representations, warranties and agreements made herein by or on behalf of the parties hereto

                                       17.

shall remain in full force and effect, regardless of any investigation made by or on behalf of the other party to this Agreement or any officer, director or employee of, or person controlling or under common control with, such party and will survive delivery of and payment for the Preferred Shares, the Warrant and any Common Stock issuable hereunder.

         13.  Notices. All communications hereunder shall be in writing, and

              a. if sent to Fletcher, shall be delivered by hand, sent by registered mail or transmitted by telecopy and confirmed to Fletcher at:

              Fletcher International Limited
              c/o Midland Bank Trust Corporation (Cayman) Limited
              P.O. Box 1109, Mary Street
              Grand Cayman, Cayman Islands
              British West Indies
              Telephone:  (809) 949-7755
              Facsimile:  (809) 949-7634

              with a copy to:

              Rogers & Wells
              200 Park Avenue
              New York, NY 10166
              Attention:  Lucien A. Moolenaar III
              Telephone:  (212) 878-8000
              Facsimile:  (212) 878-8375

              b. if sent to Shaman, shall be delivered by hand, sent by registered mail or transmitted by telecopy and confirmed to Shaman at:

              Shaman Pharmaceuticals, Inc.
              213 East Grand Avenue
              South San Francisco, CA 94080
              Attention:  President and Chief Executive Officer
              Telephone:  (415) 952-7070
              Telefax number: (415) 873-8367


                                       18.

              with a copy to:

              Brobeck, Phleger & Harrison LLP
              Two Embarcadero Place
              2200 Geng Road
              Palo Alto, CA 94303
              Attention:  J. Stephan Dolezalek
              Telephone:  (415) 496-2842
              Telefax number: (415) 496-2736

         14.  Miscellaneous.

              a. This Agreement may be executed in one or more counterparts and it is not necessary that signatures of all parties appear on the same counterpart, but such counterparts together shall constitute but one and the same agreement.

              b. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and, with respect to
      Section 11 hereof, their respective officers, directors and affiliates, and no other person shall have any right or obligation hereunder.

              c. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, and each of the parties hereto hereby submits to the non-exclusive jurisdiction of any State or Federal court in the Borough of Manhattan in the City and State of New York and any court hearing any appeal therefrom, over any suit, action or proceeding against it arising out of or based upon this Agreement (a "Related Proceeding"). Each of the parties hereto hereby waives any objection to any Related Proceeding in such courts whether on the grounds of venue, residence or domicile or on the ground that the Related Proceeding has been brought in an inconvenient forum.

              d. The provisions of this Agreement are severable, and if any clause or provision hereof shall be held invalid, illegal or unenforceable in whole or in part, such invalidity or unenforceability shall not in any manner affect any other clause or provision of this Agreement.

              e. The headings of the sections of this document have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.


                                       19.

         15.  Time of Essence. Time shall be of the essence in this Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, all as of the day and year first above written.

                                  SHAMAN PHARMACEUTICALS, INC.



                                  By:     /s/ Lisa A. Conte
                                          --------------------------------------
                                  Name:   Lisa A. Conte
                                  Title:  President and Chief Executive Office


                                  FLETCHER INTERNATIONAL LIMITED



                                  By:     /s/ Alphonse Fletcher, Jr.
                                          --------------------------------------
                                  Name:   Alphonse Fletcher, Jr.
                                  Title:  Chief Executive Office



                                       20.

                                                                         ANNEX A

                              TERMS OF PUT OPTIONS
                    GRANTED BY FLETCHER INTERNATIONAL LIMITED
                         TO SHAMAN PHARMACEUTICALS, INC.


         The Put Options granted by Fletcher International Limited ("Fletcher") to Shaman Pharmaceuticals, Inc. ("Shaman") pursuant to the Subscription Agreement dated July 25, 1996 between Fletcher and Shaman (the "Subscription Agreement"), including any additional Put Options granted pursuant to Paragraph 4 hereof, shall have the terms and conditions set forth below.

         This Annex A forms a part of the Subscription Agreement, and the following terms and conditions are subject to the representations, warranties and agreements and further provisions contained in the Subscription Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Subscription Agreement.

         1.   Option to Sell

         Each of the Put Options granted pursuant to the Subscription Agreement shall entitle Shaman to sell to Fletcher and obligate Fletcher to purchase from Shaman, upon the terms and conditions set forth in the Subscription Agreement and herein, 200,000 newly issued shares of Common Stock, subject to adjustment as provided in Paragraph 4 hereof (the "Put Option Amount"), at the price per share (the "Put Option Price") computed as set forth below.

         2.   Exercisable by Shaman

         The Put Options shall be exercisable only by Shaman and only upon the terms and conditions and subject to the limitations set forth in the Subscription Agreement and herein, and the Put Options may not be transferred, sold, pledged, assigned or otherwise disposed of to any person.

         3.   Certain Restrictions on Exercise

         (a) The Put Options shall be exercisable on any Trading Day (each, a "Put Option Exercise Date") from but excluding January 27,1997 to and including July 28, 2000 (the "Put Option Termination Date");

provided, however that, subject to the provisions of Section 3(q) of the Subscription Agreement, not more than one Put Option shall be exercisable within any six-month period; and provided further, however, that no Put Option shall be exercisable unless Shaman shall have delivered to Fletcher on the relevant Put Option Exercise Date a certificate of the Chief Executive Officer and Chief Financial Officer of Shaman, dated such Put Option Exercise Date, confirming that each of the representations and warranties made by Shaman in the Subscription Agreement are true and correct as of such Put Option Exercise Date. Notwithstanding anything to the contrary contained herein or in the Subscription Agreement, in no event shall any Put Option be exercisable to the extent that (i) the number of shares of Common Stock issuable to Fletcher pursuant to such Put Option plus (ii) the number of shares of Common Stock previously issued to Fletcher pursuant to any Put Option plus (iii) the total number of shares of Common Stock issuable to Fletcher pursuant to the Preferred Shares (whether or not such Preferred Shares have then been converted) plus (iv) the total number of Warrant Shares issuable to Fletcher pursuant to the Agreement (whether or not such Warrant Shares have then been issued), would equal or exceed 2,677,500 shares.

         (b) On any Put Option Settlement Date (as defined below), the Put Option Price payable by Fletcher shall be (i) 101 percent of the Weighted Average Price (as hereinafter defined) during the period (the "Original Pricing Period") from but excluding the second Trading Day after the relevant Put Option Exercise Date and to and including the * * * Day thereafter, or (ii) if written notice is given by Fletcher at any time after the fifth day of any Pricing Period but prior to the end of such Pricing Period, the Weighted Average Price (as hereinafter defined) during the period (the "Adjusted Pricing Period") from but excluding the * * * Day prior to such Put Option Exercise Date to and including such Put Option Exercise Date. "Weighted Average Price" shall mean, with respect to any specified time period, the arithmetic average of the daily volume-weighted average sale prices (rounded to the nearest tenth of a cent) of the Shaman Common Stock on NASDAQ, as reported by Bloomberg L.P., or, if Bloomberg, L.P. is not then reporting such information, any successor service mutually agreed upon by Shaman and Fletcher. [* INDICATES THAT MATERIAL HAS BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED THEREFOR. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2.]

         4.   Additional Put Options

         Fletcher shall have the right (on the Business Day immediately prior to each Put Right Closing Date, as defined below) to increase the applicable Put Option Amount to a maximum of 400,000 shares of Common Stock or to reduce the applicable Put Option Amount to a minimum of four times the average of the daily volume of shares of Common Stock traded on the Nasdaq Stock Market during the applicable Original Pricing Period or Adjusted Pricing Period, as the case may be. The excess, if any, of the original Put Option Amount over such decreased Put Option Amount shall be referred to herein as the "Remaining Shares". If Fletcher does reduce the Put Option Amount in one or more instances, Shaman will receive that number of additional Put Options on a cumulative basis equal to the total number of Remaining Shares divided by 200,000, plus an additional Put Option for any fractional remainder of the Remaining Shares (exercisable only to the extent of the number of Remaining Shares in such fractional


                                       2.

remainder).

         5.   Certain Exercise Procedures

         On any Put Option Exercise Date, Shaman may exercise a Put Option by delivering notice thereof to Fletcher in accordance with the Subscription Agreement. On the second Business Day following (i) the end of the Original Pricing Period or (ii) the date on which Fletcher exercises its right to calculate the put option price using the Adjusted Pricing Period, as the case may be, or such later date as shall be agreed by Shaman and Fletcher (a "Put Option Settlement Date"), Shaman shall issue to Fletcher the number of shares of Common Stock equal to the Put Option Amount calculated as provided herein against payment by Fletcher of the Put Option Price in New York Clearing House (next day) funds in accordance with the Subscription Agreement.

         6.   Expiration and Termination

         (a) Any Put Option (including any additional Put Options granted pursuant to Paragraph 4 hereof) that has not been exercised by Shaman in accordance with the terms of the Subscription Agreement and hereof by 5:00 p.m. (New York time) on the Put Option Termination Date shall immediately expire and not thereafter be exercisable, and Fletcher shall have no further obligation whatsoever with respect to any such Put Option.


                                       3.

         The Warrant represented by this certificate was issued on July 26, 1996 (the "Original Issue Date") pursuant to the Subscription Agreement dated July 25, 1996 between Shaman Pharmaceuticals, Inc. and Fletcher International Limited. Neither the Warrant represented by this certificate nor the securities issuable upon exercise hereof have been registered under the Securities Act of 1933, as amended (the "Act"). The Warrant represented hereby has been sold in reliance on the exemption from registration provided by Regulation S under the Act ("Regulation S"). Prior to the expiration of a 40-day restricted period beginning on the Original Issue Date (the "Restricted Period"), the Warrant represented by this certificate may not be exercised, offered or sold, directly or indirectly, within the United States (as defined in Regulation S under the Act), to a U.S. Person (as defined in Regulation S under the Act) or for the account or benefit of a U.S. Person. Neither Shaman Pharmaceuticals, Inc. nor its transfer agent shall be obligated to remove this legend unless it shall have received an opinion of counsel stating that such removal complies with the requirements of Regulation S.


WARRANT NO. _________________                             550,000 WARRANT SHARES

                               WARRANT CERTIFICATE

                          SHAMAN PHARMACEUTICALS, INC.

         This Warrant Certificate certifies that FLETCHER INTERNATIONAL LIMITED, or registered assigns, is the registered holder of one Warrant (the "Warrant") expiring on the Termination Date (as defined below) to purchase up to 550,000 shares (the "Warrant Shares") of common stock, par value $.001 per share (the "Common Stock"), of Shaman Pharmaceuticals, Inc., a Delaware corporation (the "Issuer"), at the Exercise Price (as defined below).

         The Warrant represented hereby was issued on July 26, 1996 (the "Original Issue Date") pursuant to the Subscription Agreement dated July 25, 1996 (the "Subscription Agreement"), between the Issuer and Fletcher International Limited ("Fletcher"), and is subject to the terms and conditions thereof. Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Subscription Agreement. A copy of the Subscription Agreement may be obtained by the registered holder hereof upon written request to the Issuer.

         The Warrant represented hereby may be exercised on any Business Day (a "Warrant Exercise Date") from but excluding the Original Issue Date to and including July 25, 2002 (the "Termination Date"). The Warrant entitles the registered holder hereof to receive from the Issuer upon exercise up to the number of Warrant Shares set forth on the face hereof upon surrender of this Warrant Certificate as provided on the reverse hereof and payment of the Exercise Price defined below (the "Exercise Price") (plus transfer taxes, if applicable) to the Issuer in cash or by certified or official bank check.

         The Exercise Price per Warrant Share shall be $10.184.

         The Warrant represented hereby shall have the following additional terms:

1. The Warrant represented hereby may be exercised upon surrender of this Warrant Certificate by the registered holder hereof to the Issuer at its principal office on any Exercise Date with the Exercise Notice attached hereto (an "Exercise Notice") duly completed and signed by the registered holder hereof and upon payment by such holder to the Issuer of the Exercise Price (plus transfer taxes, if applicable) for the total number of Warrant Shares in respect of which such Warrant is then exercised. The Warrant represented hereby shall be exercisable only in the minimum amount of 30,000 Warrant Shares and integral multiples of 30,000 Warrant Shares in excess thereof (or such lesser amount as shall constitute the full amount of this Warrant).

2. On the Business Day following an Exercise Date (an "Issue Date") the Issuer shall issue and cause to be delivered to the registered holder hereof at such address as such holder shall specify in the Exercise Notice a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrant, registered in such holder's name, together with cash (if any) as provided in paragraph 4. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of such Exercise Date.

3. If on such Issue Date the number of Warrant Shares to be delivered shall be less than the total number of Warrant Shares deliverable hereunder, there shall be issued to the holder hereof or his assignee on such Issue Date a new warrant certificate substantially identical to this Warrant Certificate, except that such new warrant certificate shall evidence the right to purchase the number of Warrant Shares equal to (x) the total number of Warrant Shares deliverable hereunder less (y) the number of Warrant Shares so delivered.

4. The Issuer shall not be required to issue fractional Warrant Shares on the exercise of the Warrant represented hereby. The number of full Warrant Shares which shall be issuable upon the exercise of the Warrant shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this paragraph 4, be issuable on the exercise of the Warrant, the Issuer shall pay an amount in cash equal to the closing sale price of the Common Stock per Warrant Share on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

5. For so long as the Warrant represented hereby has not been exercised in full, the Issuer shall at all times reserve and keep available, free from preemptive rights, out of its


                                       2.

     authorized but unissued Common Stock, for issuance upon exercise of the Warrant represented hereby, the maximum number of Common Stock then so issuable (as adjusted from time to time pursuant to paragraph 10).

6. By accepting delivery of this Warrant Certificate, the registered holder hereby covenants and agrees with the Issuer not to exercise or transfer the Warrant represented hereby except in compliance with the terms of the Subscription Agreement and this Warrant Certificate.

7. By accepting delivery of this Warrant Certificate, the registered holder hereof covenants and agrees with the Issuer that no Warrant may be sold, assigned, conveyanced, pledged, hypothecated or in any other manner disposed of or transferred unless and until such holder shall deliver to the Issuer (i) written notice of such transfer and of the name and address of the transferee has been received by the Issuer; (ii) a written agreement of the transferee to comply with the terms of the Subscription Agreement and this Warrant Certificate and (iii) in the case of a transfer hereof prior to the expiration of the Restricted Period specified on the first page hereof, an opinion of counsel stating that such transferee is not a "U.S. Person" as defined in Regulation S under the Securities Act of 1933, as amended, and that such transfer is otherwise exempt from any registration requirements.

8. The Issuer will pay all documentary stamp taxes (if any) attributable to the issuance of Warrant Shares upon the exercise of the Warrant by the registered holder hereof; provided, however, that the Issuer shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the registration of the Warrant Certificate or any certificates for Warrant Shares in a name other than that of the registered holder of the Warrant Certificate surrendered upon the exercise of a Warrant, and the Issuer shall not be required to issue or deliver the Warrant Certificate or certificates for Warrant Shares unless or until the person or persons requesting the issuance thereof shall have paid to the Issuer the amount of such tax or shall have established to the satisfaction of the Issuer that such tax has been paid.

9. In case this Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Issuer may in its discretion issue in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor, but only upon receipt of evidence reasonably satisfactory to the Issuer of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, satisfactory to it. Applicants for a substitute Warrant Certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Issuer may prescribe.

10. The number of Warrant Shares issuable upon the exercise of the Warrant (the "Exercise Rate") and the terms and conditions of the Warrant are subject to adjustment by the Issuer, in consultation with the holder hereof, from time to time as follows:


                                       3.

     a.   If the Issuer:

          (1) subdivides its outstanding shares of Common Stock into a greater number of shares;

          (2) combines its outstanding shares of Common Stock into a smaller number of shares; or

          (3) issues by reclassification of its Common Stock any shares of its Capital Stock (as defined below);

          then the Exercise Rate in effect immediately prior to such action shall be adjusted so that the registered holder hereof shall thereafter be entitled to receive upon exercise the number of shares of Common Stock or other Capital Stock of the Issuer which such holder would have owned immediately following such action if such holder had exercised the Warrant immediately prior to such action.

          As used herein the term "Capital Stock" means, with respect to any corporation, any and all shares, interest, rights to purchase, warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

          Such adjustment shall become effective simultaneously with the effective date of any subdivision, combination or reclassification.

          If, after an adjustment, the registered holder hereof would receive upon exercise shares of two or more classes of Capital Stock of the Issuer, the Exercise Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to each such class of Capital Stock as is contemplated hereby with respect to the Common Stock, on terms comparable to those applicable to Common Stock hereunder.

     b. Whenever the Exercise Rate is adjusted, the Issuer shall provide the notices required by paragraph 12 hereof.

     c.   If:

          (1) the Issuer takes any action that would require an adjustment in the Exercise Rate pursuant to subparagraph (a) above; or

          (2)   there is a liquidation or dissolution of the Issuer;

          then the Issuer shall mail to the registered holder hereof a notice stating the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution, as the case may


                                       4.

          be. The Issuer shall mail the notice at least 15 days before such date.

     d. The Issuer covenants and agrees with the registered holder hereof not to consolidate or merge with or into, or transfer or lease all or substantially all its assets to, any person unless, at the option of the registered holder hereof, either:

          (1) on any date prior to the effective date of such consolidation, merger, transfer or lease (the "Redemption Date"), the Issuer shall have redeemed the Warrant represented hereby by paying to such holder, upon surrender of this Warrant Certificate, a price (the "Redemption Price"), agreed in good faith by the Board of Directors of the Issuer and such holder, representing (x) the fair market value of the Common Stock that would be issuable upon exercise of the Warrant as of the Redemption Date; (y) In the event the fair market value as determined in (x) above is less than $30.00 a share, the intrinsic time value of the Warrant as of the Redemption Date, such intrinsic value when added to the fair market value shall not exceed $30.00 per share and (z) such other factors as the Board of Directors and such holder deem appropriate; provided, however, that in the event of any bona fide dispute between the Issuer and such holder as to the computation of such Redemption Price, such dispute shall be resolved through binding arbitration under the rules of the American Arbitration Association, with the arbitration panel consisting of persons familiar with the valuation of derivative securities and such panel being advised, as to such valuation issues, by an investment bank of nationally recognized standing, the costs thereof to be borne by the non-prevailing party; or

          (2) (a) such person shall expressly assume in writing all of the obligations of the Issuer under the Subscription Agreement and hereunder and deliver notice thereof to the registered holder hereof; and

               (b) upon consummation of such transaction, the Warrant shall automatically become exercisable for the kind and amount of securities, cash or other assets that the registered holder hereof would have owned immediately after the consolidation, merger, transfer or lease if such holder had exercised the Warrant immediately before the effective date of such transaction.

     e. After an adjustment to the Exercise Rate hereunder, any subsequent event requiring an adjustment hereunder shall cause an adjustment to the Exercise Rate as so adjusted.

11. Upon the issuance of any stock dividend or distribution of Common Stock pro rata to all holders of Common Stock, the registered holder hereof on the record date for such


                                       5.

     distribution shall be entitled to receive such dividend or distribution on the same terms as the holders of Common Stock upon exercise hereof.

12. Upon any adjustment of the Exercise Rate pursuant to paragraph 10, the Issuer shall promptly thereafter but in any event within 15 days following such adjustment (i) cause to be delivered to the registered holder hereof a certificate of its Chief Financial Officer setting forth the Exercise Rate after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause to be delivered to the registered holder hereof at his or her address appearing on the Warrant Register written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as part of the notice required to be mailed under the other provisions of this paragraph 12.

     In case:

     a. the Issuer shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

     b. of any consolidation or merger to which the Issuer is a party and for which approval of any shareholders of the Issuer is required, or of the conveyance or transfer of the properties and assets of the Issuer substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or of a tender offer or exchange offer for shares of Common Stock; or

     c. of the voluntary or involuntary dissolution, liquidation or winding up of the Issuer; or

     d. the Issuer proposes to take any action which would require an adjustment of the Exercise Rate pursuant to paragraph 10;

     then the Issuer shall cause to be given to the registered holder hereof at his or her address appearing on the Warrant Register, at least 20 days (or 10 days in any case specified in clauses (a) or (b) above) prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date


                                       6.

     as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up.

13. The Issuer shall serve as warrant agent (the "Warrant Agent") under this Agreement. The Warrant Agent hereunder shall at all times maintain a register (the "Warrant Register") of the holders of Warrants. Upon 30 days' notice to the registered holder hereof, the Issuer may appoint a new Warrant Agent. Such new Warrant Agent shall be a corporation doing business under the laws of the United States or any state thereof, in good standing and having a combined capital and surplus of not less than $50,000,000. The combined capital and surplus of any such new Warrant Agent shall be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published by such Warrant Agent prior to its appointment; provided that such reports are published at least annually pursuant to law or to the requirements of a federal or state supervising or examining authority. After acceptance in writing of such appointment by the new Warrant Agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be reasonably necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Issuer and shall be legally and validly executed and delivered by the Issuer.

     Any corporation into which the Issuer or any new Warrant Agent may be merged or any corporation resulting from any consolidation to which the Issuer or any new Warrant Agent shall be a party or any corporation to which the Issuer or any new Warrant Agent transfers substantially all of its corporate trust or shareholders services business shall be a successor Warrant Agent under this Agreement without any further act; provided that such corporation (i) would be eligible for appointment as successor to the Warrant Agent under the provisions of this paragraph 13 or (ii) is a wholly owned subsidiary of the Warrant Agent. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed (by first class mail, postage prepaid) to the registered holder hereof at such holder's last address as shown on the Warrant Register.

     This Warrant Certificate shall not be valid unless signed by the Issuer.


                                       7.

     IN WITNESS WHEREOF, Shaman Pharmaceuticals, Inc. has caused this Warrant Certificate to be signed by its duly authorized officer.

Dated:  July 26, 1996

                                  SHAMAN PHARMACEUTICALS, INC.



                                  By:________________________________
                                  Name:  Lisa A. Conte
                                  Title: President and Chief Executive Officer



                                       8.

                             FORM OF EXERCISE NOTICE

                  (To Be Executed Upon Exercise Of the Warrant)

                                                             [DATE]

Shaman Pharmaceuticals, Inc.
213 East Grand Avenue
South San Francisco, CA 94080
Attn:  President and Chief Executive Officer

                                 Re: Warrant No.

Ladies and Gentlemen:

         The undersigned is the registered holder of the above-referenced warrant (the "Warrant") issued by Shaman Pharmaceuticals, Inc., evidenced by the Warrant Certificate attached hereto, and hereby elects to exercise the Warrant to purchase _____ shares of Warrant Shares (as defined in such Warrant Certificate) and herewith tenders $______________ [in cash] [by certified or official bank check to the order of Shaman Pharmaceuticals, Inc.] as payment for such Warrant Shares in accordance with the terms of such Warrant Certificate.

         In accordance with the terms of the attached Warrant Certificate, the undersigned requests that certificates for such shares be registered in the name of and delivered to the undersigned at the following address:(1)


                        ________________________________
                        ________________________________
                        ________________________________


         [If the number of Warrant Shares to be delivered is less than the total number of Warrant Shares deliverable under the Warrant, insert the following - The undersigned requests that a new warrant certificate substantially identical to the attached Warrant Certificate be issued to the undersigned evidencing the right to purchase the number of Warrant Shares equal to (x) the total number of Warrant Shares deliverable under the Warrant less (y) the number of Warrant Shares to be delivered in connection with this exercise.

                                       NAME OF REGISTERED HOLDER [ADDRESS]
                                       [ADDRESS]
                                       [ADDRESS]
                                       [ADDRESS]

                                       By: _____________________________________
                                       Name:
                                       Title:

____________________
(1) Prior to the expiration of the Restricted Period (if any) referred to in the legend appearing on the Warrant Certificate attached hereto, the Warrant Shares issuable thereunder "shall not be delivered within the United States (as defined in Regulation S under the Securities Act of 1933, as amended (the "Securities Act")) unless registered under the Securities Act or pursuant to an available exemption from such registration.